www.avanex.com

For immediate release

Avanex announces Q3 revenues of $10.2 million

FREMONT, Calif. - (April 23, 2002) - Avanex Corporation (Nasdaq: AVNX), pioneer of photonic processors that enable next generation optical networks, today reported results for its fiscal year 2002 third quarter, which ended March 31, 2002.

Avanex President and Chief Executive Officer Paul Engle commented, "We experienced quarter-to-quarter revenue growth for the second straight quarter, as our portfolio of next generation products continued to gain traction in the marketplace. While overall demand in the telecommunications industry remains uncertain, we are seeing selective opportunities for optical networking equipment with service providers. With our suite of integrated subsystems and modules that create significant value in terms of higher performance and network flexibility, we believe we are well positioned as a preferred supplier of optical products."

"We are taking advantage of these challenging times to firmly establish Avanex as a leading supplier of next generation optical subsystems and modules. During the past quarter, we executed on a number of strategic and business initiatives, including the proposed merger with Oplink Communications, the enhancement of our product portfolio with the release of our advanced intelligent optical products, and the expansion of our design initiatives with core customers."

"We are very excited about the proposed merger of Avanex and Oplink. The combined company will have one of the broadest portfolios of passive products, a strong diversified customer base, and a strong balance sheet with roughly $400 million in cash and cash equivalents. We plan to close the transaction by June 30, 2002."

"On the product front, we announced two new product families, the PowerRouter™ and PowerLeveler™, at the Optical Fiber Communications conference (OFC) in Anaheim, CA in March of this year. We believe the PowerRouter™, a reconfigurable optical wavelength router, and PowerLeveler™, a dynamic gain equalizer, will capture market traction over the next several quarters as service providers migrate to dynamic, intelligent networks. In addition, we continue to work on new technologies and products that we believe will position us as an industry leader in the future."

"In terms of customer developments, we are currently working on new design opportunities with our tier-one customers for next generation solutions, including optical add/drop multiplexing (OADM) and dense wave division multiplexing (DWDM). With our strong technology and product offering, equipment companies and carriers view Avanex as a strategic supplier for their optical module and subsystem needs."

Engle concluded "We are using the current market uncertainty to our advantage by executing on our strategy to become the leading provider of next generation optical solutions so as to maximize our opportunities in a market environment which remains very difficult. We continue to see significant volatility in market demand and little reliable short-term visibility with no evidence of an industry up-turn."

Financial Results

Net revenues for the quarter ended March 31, 2002 were $10.2 million, an increase of $1.9 million over the company's revenues of $8.3 million for the prior quarter ended December 31, 2001. Net revenue for the quarter ended March 31, 2002 decreased $20.1 million from $30.3 million in the prior year quarter ended March 31, 2001.

Net loss determined under generally accepted accounting principles (GAAP) for the quarter ended March 31, 2002 was $30.1 million, or $0.45 per share. This GAAP net loss compared to a net loss of $18.8 million or $0.29 per share for the prior quarter ended December 31, 2001, and a net loss of $36.4 million or $0.62 per share for the prior year quarter ended March 31, 2001.

Net loss excluding the special items is $7.5 million or $0.11 per share for the quarter ended March 31, 2002. Special items reduced the amount of the net loss by $22.6 million, resulting from the utilization of $2.5 million excess inventory previously written off; as well as non-cash charges for $4.3 million amortization of deferred stock compensation, the amortization of $2.6 million intangibles including goodwill for the Holographix acquisition, additional $17.1 million restructuring charges related to excess facilities, and additional $1 million provision for excess inventory.

Conference Call

Avanex will host a conference call scheduled today, April 23, at 4:30 p.m. EDT. The number for the conference call is 888-935-0259. The password is "Photonics." A replay of the conference call will be available through April 30, 2002, at 888-566-0452.

About Avanex

Avanex designs, manufactures and markets photonic processors for the communications industry. Avanex's photonic processors offer communications service providers and optical systems manufacturers greater levels of performance and miniaturization, reduced complexity and increased cost-effectiveness as compared to current alternatives.

Avanex was incorporated in 1997 and is headquartered in Fremont, Calif. In addition to a development and manufacturing facility in Fremont, the Company also maintains The Photonics CenterTM in Richardson, Texas. To learn more about Avanex, visit its web site at: www.avanex.com.

Forward-looking Statements

This press release contains forward-looking statements including forward-looking statements regarding new product and technology initiatives, new project designs, our expected results for our fiscal third quarter, prevailing market conditions, our ability to successfully introduce new products and the proposed merger with Oplink. Actual results could differ materially from those projected in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include general economic conditions, the pace of spending and timing of economic recovery in the telecommunications industry and in particular the optical networks industry, the Company's inability to sufficiently anticipate market needs and develop products and product enhancements that achieve market acceptance, any slowdown or deferral of new orders for our products, higher than anticipated expenses the Company may incur in future quarters or the inability to identify expenses which can be eliminated, the impact of the Company's restructuring on its ability to achieve increased efficiencies in its operations and the possibility that the proposed merger with Oplink may not close, or that the closing may be delayed. In addition, please refer to the risk factors contained in the Company's SEC filings including the Company's quarterly report on Form its most recently 10-Q filed with the SEC on November 8, 2001February 11, 2002.

Avanex assumes undertakes no obligation and does not intend to update to publicly release the result of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events..

Additional information about the merger and where to find it.

Avanex has filed a registration statement on Form S-4 in connection with the proposed merger with Oplink, and Avanex and Oplink intend to mail a joint proxy statement/prospectus to their respective stockholders in connection with the transaction. Investors and security holders of Avanex and Oplink are urged to read the joint proxy statement/prospectus when it becomes available because it will contain important information about Avanex, Oplink and the transaction. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when it is available) at the SEC's web site at www.sec.gov. A free copy of the joint proxy statement/prospectus may also be obtained (when it is available) from Avanex and Oplink. In addition to the registration statement on Form S-4 that has been filed by Avanex in connection with the transaction, and the joint proxy statement/prospectus to be mailed to the stockholders of Avanex and Oplink in connection with the transaction, each of Avanex and Oplink file annual, quarterly and special reports, proxy and information statements, and other information with the SEC. Investors may read and copy any of these reports, statements and other information at the SEC's public reference rooms located at 450 5th Street, N.W., Washington, D.C., 20549, or any of the SEC's other public reference rooms. Investors should call the SEC at 1-800-SEC-0330 for further information on these public reference rooms. The reports, statements and other information filed by Avanex and Oplink with the SEC are also available for free at the SEC's web site at www.sec.gov. A free copy of these reports, statements and other information may also be obtained from Avanex and Oplink.

Avanex's, Oplink and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Avanex and Oplink in favor of the Merger. A description of the interests of Avanex's executive officers and directors in Avanex is set forth in the proxy statement for Avanex's 2001 Annual Meeting of Stockholders, which was filed with the SEC on September 17, 2001. A description of the interests of Oplink's executive officers and directors in Oplink is set forth in the proxy statement for Oplink's 2001 Annual Meeting of Stockholders , which was filed with the SEC on October 5, 2001. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Avanex's and Oplink's executive officers and directors in the Merger by reading the joint proxy statement/prospectus when it becomes available.

Contact Information:

Investor Relations	Media
Mark Weinswig Phone: 510-897-4344 Fax: 510-897-4345 e-mail: mark_weinswig@avanex.com	Tony Florence Phone: 510-897-4162 Fax: 510-979-0198 e-mail: tony_florence@avanex.com

Corporate Headquarters
40919 Encyclopedia Circle, Fremont, CA 94538 USA o Telephone 510-897-4188 Fax 510-897-4189
The Photonics Center™ o 405 International Parkway, Suite 209, Richardson, TX 75081 USA o Telephone 972-231-7980 Fax 972-231-9913
The Holographix Center o 577 Main Street, Suite 260, Hudson, MA 01749 USA o Telephone 978-562-4474 Fax 978-562-4182

AVANEX CORPORATION

Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

                                        Three Months Ended     Nine Months Ended
                                            March 31,              March 31,
                                       --------------------  --------------------
                                         2002       2001       2002       2001
                                       ---------  ---------  ---------  ---------
Net revenue.......................... $  10,185  $  30,311     25,660  $ 113,026
Cost of revenue......................     7,182     39,775     21,614     84,335
                                       ---------  ---------  ---------  ---------
Gross profit (loss)..................     3,003     (9,464)     4,046     28,691

Operating expenses:
  Research and development...........     6,087     11,064     17,819     29,932
  Sales and marketing................     1,698      4,083      4,729     12,806
  General and administrative.........     2,151      3,275      5,660      9,990
  Stock compensation.................     4,331     10,563     19,461     44,495
  Acquired in-process research
    and development..................       --         --       5,445      4,700
  Amortization of intangibles........     2,632      2,619      7,870      7,036
  Restructuring charge...............    17,116        --      16,665        --
                                       ---------  ---------  ---------  ---------
    Total operating expenses.........    34,015     31,604     77,649    108,959
                                       ---------  ---------  ---------  ---------
Loss from operations.................   (31,012)   (41,068)   (73,603)   (80,268)
Other income, net....................       896      3,553      3,700     10,477
                                       ---------  ---------  ---------  ---------
Loss before income taxes.............   (30,116)   (37,515)   (69,903)   (69,791)
Income taxes (benefits)..............       --      (1,101)       --       3,209
                                       ---------  ---------  ---------  ---------
Net loss............................. $ (30,116) $ (36,414)   (69,903) $ (73,000)
                                       =========  =========  =========  =========

Basic and diluted net loss
  per common share................... $   (0.45) $   (0.62)     (1.09) $   (1.28)
                                       =========  =========  =========  =========
Weighted-average shares
  used in computing basic
  and diluted net loss per
  common share.......................    66,583     58,607     63,863     56,849
                                       =========  =========  =========  =========

Calculation of net loss excluding
special items:
Net loss per above................... $ (30,116) $ (36,414) $ (69,903) $ (73,000)
Cost of revenue items:
  Provision for excess inventory.....     1,028     21,591      3,943     21,591
  Settlement of non-cancelable
    purchase commitment..............       --         --        (590)       --
  Utilization of excess inventory
    previously written off...........    (2,186)       --      (3,446)       --
                                       ---------  ---------  ---------  ---------
                                         (1,158)    21,591        (93)    21,591

Operating expenses items:
  Stock compensation.................     4,331     10,563     19,461     44,495
  Acquired in-process research
    and development..................       --         --       5,445      4,700
  Amortization of intangibles........     2,632      2,619      7,870      7,036
  Utilization in R&D of excess
    inventory previously written off.      (292)       --        (292)       --
  Restructuring charge ..............    17,116        --      16,665        --
                                       ---------  ---------  ---------  ---------
                                         23,787     13,182     49,149     56,231
                                       ---------  ---------  ---------  ---------
Net loss excluding special items      $  (7,487) $  (1,641) $ (20,847) $   4,822
                                       =========  =========  =========  =========

AVANEX CORPORATION

Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

                                                         March 31,      June 30,
                                                           2002          2001
                                                       ------------  ------------
Assets
Current assets:
  Cash and cash equivalents.......................... $     54,525  $     79,313
  Short-term investments.............................       99,024       125,278
  Accounts receivable, net...........................        2,464        13,977
  Inventories........................................        5,681         6,451
  Other current assets...............................        2,558           877
                                                       ------------  ------------
    Total current assets.............................      164,252       225,896
Long-term investments................................       39,082        16,462
Property and equipment, net..........................       20,630        25,864
Intangibles, net.....................................       41,870        42,724
Other assets.........................................          605           643
                                                       ------------  ------------
        Total assets................................. $    266,439  $    311,589
                                                       ============  ============

Liabilities and stockholders' equity
Current liabilities:
  Short-term borrowings.............................. $      6,524  $      6,488
  Accounts payable...................................        4,300        13,506
  Current portion of accrued restructuring ..........        3,964         7,333
  Other accrued expenses.............................        2,431         6,563
  Warranty...........................................        4,134         5,589
  Current portion of long-term obligations ..........        5,842         5,060
  Accrued compensation and related expenses..........        3,615         4,756
  Deferred revenue...................................          187         1,948
                                                       ------------  ------------
    Total current liabilities........................       30,997        51,243

Long-term obligations................................        8,718        12,527
Accrued restructuring................................       18,078         2,465
                                                       ------------  ------------
    Total  liabilities...............................       57,793        66,235

Commitments and contingencies

Stockholders' equity:
  Common stock.......................................           69            65
  Additional paid-in capital.........................      500,053       489,204
  Notes receivable from stockholders.................       (1,316)       (2,048)
  Deferred compensation..............................      (11,208)      (32,818)
  Accumulated deficit................................     (278,952)     (209,049)
                                                       ------------  ------------
    Total stockholders' equity.......................      208,646       245,354
                                                       ------------  ------------

        Total liabilities and stockholders' equity... $    266,439  $    311,589
                                                       ============  ============